EXHIBIT 10.2

AMENDMENT NO. 3 TO THE FIFTH AMENDED AND RESTATED ADVISORY AGREEMENT

This Amendment No. 3 to the Fifth Amended and Restated Advisory Agreement (this “Amendment”), is dated and effective as of May 21, 2026, by and among BRAEMAR HOTELS & RESORTS INC., a Maryland corporation (“Braemar” or the “Company”), BRAEMAR HOSPITALITY LIMITED PARTNERSHIP, a Delaware limited partnership (the “Operating Partnership”), BRAEMAR TRS CORPORATION, a Delaware corporation (“Braemar TRS”), ASHFORD INC., a Maryland corporation (“Ashford Inc.”), and ASHFORD HOSPITALITY ADVISORS LLC, a Delaware limited liability company (“Ashford LLC” and, together with Ashford Inc., the “Advisor”). All capitalized terms appearing herein that are not otherwise defined shall have the meanings ascribed to them in the Fifth Amended and Restated Advisory Agreement, dated April 23, 2018, by and among the parties hereto (as amended from time to time (including pursuant to this Amendment), the “Advisory Agreement”).

WITNESSETH:
WHEREAS, Braemar, through its interest in the Operating Partnership, is in the business of investing in the hospitality industry, primarily in high revenue per available room luxury hotels (for purposes hereof, unless the context otherwise requires, the term “Company” shall collectively include Braemar and the Operating Partnership);
WHEREAS, the parties hereto entered into the Advisory Agreement, pursuant to which the Advisor agreed to perform certain advisory services identified in such agreement, on behalf of, and subject to the supervision of, the board of directors of Braemar (the “Board of Directors”), in exchange for the compensation set forth therein;
WHEREAS, the parties hereto desire to amend the Advisory Agreement solely as set forth herein; and
WHEREAS, the independent directors of each of the board of directors of Ashford Inc. and the Board of Directors have reviewed this Amendment and the terms and conditions set forth herein and have deemed this Amendment and such terms and conditions to be advisable and in the best interests of Ashford Inc. and the Company, respectively.
 NOW, THEREFORE, in consideration of the mutual covenants set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:
Article I.AMENDMENTS TO THE ADVISORY AGREEMENT
Section 1.01Fee Renegotiation. Notwithstanding anything to the contrary in Section 6.6 of the Advisory Agreement, solely with respect to the fee renegotiation initiated in connection with the Advisor’s exercise of its extension rights under Section 12.2 of the Advisory Agreement for the term commencing on January 25, 2027 (the “Current Renegotiation”), the parties hereto agree that the period during which the parties shall negotiate in good faith a revised Base Fee or Incentive Fee pursuant to Section 6.6 of the Advisory Agreement with respect to the Current Renegotiation is hereby extended through and including December 31, 2026. For the avoidance of doubt, (a) no party shall be required to submit any fee renegotiation dispute arising out of the Current Renegotiation to the Arbitration Panel contemplated by Section 6.6 of the Advisory Agreement prior to January 1, 2027, (b) this Section 1.01 shall have no effect on the rights or obligations of the parties under Section 6.6 of the Advisory Agreement with respect to any fee renegotiation other than the Current Renegotiation, and (c) except as expressly modified by this Section 1.01 with respect to the Current Renegotiation, Section 6.6 of the Advisory Agreement shall remain in full force and effect.

Article II.ARTICLE II. MISCELLANEOUS
Section 2.01Interpretation. The parties hereto have participated jointly in the negotiation and drafting of this Amendment. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Amendment shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Amendment.
Section 2.02Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the conflict of laws principles thereof.
Section 2.03Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same agreement.
Section 2.04Ratification of the Advisory Agreement. Except as expressly amended hereby, the Advisory Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

[Signatures follow on the next page.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and the year first above written.
BRAEMAR:
Braemar Hotels & Resorts Inc., a Maryland corporation

By: /s/ Richared Stockton
Name: Richard Stockton
Title: Chief Executive Officer

OPERATING PARTNERSHIP:
Braemar Hospitality Limited Partnership

By: Braemar OP General Partner LLC, its general partner

By: /s/ Richard Stockton
Name: Richard Stockton
Title: Chief Executive Officer

BRAEMAR TRS:

Braemar TRS Corporation

By: /s/ Jim Plohg
Name: Jim Plohg
Title: President

[Signature Page to Amendment No. 3 to the Fifth Amended and Restated Advisory Agreement]

ADVISOR:

Ashford Hospitality Advisors LLC

By: /s/ Eric Batis
Name: Eric Batis
Title: Chief Executive Officer

Ashford Inc.

By: /s/ Jim Plohg
Name: Jim Plohg
Title: Executive Vice President, General Counsel and Secretary
[Signature Page to Amendment No. 3 to the Fifth Amended and Restated Advisory Agreement]